UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

USA TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

S.A.V.E. PARTNERS IV, LLC
LOCKE PARTNERS I LLC
JOHN S. IOANNOU
AJOY H. KARNA
RODMAN K. REEF
ANDREW SALISBURY
CRAIG W. THOMAS
BRADLEY M. TIRPAK
GEORGE WALLNER
JAMES W. STUCKERT REVOCABLE TRUST U/A DTD 2/10/86 AMENDED & RESTATED 2/7/07
DIANE V. STUCKERT REVOCABLE TRUST U/A DTD 8/7/03
JAMES W. STUCKERT
DIANE V. STUCKERT

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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S.A.V.E. Partners IV, LLC, together with the other Participants named herein (“SAVE”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2012 annual meeting of shareholders (the “Annual Meeting”) of USA Technologies, Inc. (“USAT”).  SAVE has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1: The following materials were posted by S.A.V.E. Partners IV, LLC to http://shareholder-advocates-for-value-enhancement.com and http://www.saveusat.com:

HOME NEWS SAVEUSAT PRESS RELEASES ON GOVERNANCE ABOUT

SAVE

Shareholder Advocates for Value Enhancement

Contact Us

Thank you for your interest in Shareholder Advocates for Value Enhancement.

For Questions regarding SAVEUSAT, contact:

Morrow & Co., LLC
(203) 658-9400
(800) 662-5200
info@SAVEUSAT.COM

For General Information Regarding SAVE, contact:

500 West Putnam Avenue, Suite 400
Greenwich, Connecticut 06830
info@SAVEUSAT.COM

ABOUT

Shareholder Advocates for Value Enhancement (SAVE) is committed to enhancing long-term value for shareholders by advocating for improved corporate governance, efficient operations and aligning executive compensation with shareholder returns. SAVE was founded by Bradley M. Tirpak and Craig W. Thomas.

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Copyright © SAVE 2009–2012

Item 2: The following is the script used by SAVE’s proxy solicitor when contacting beneficial shareholders:

This is a courtesy call to shareholders of USA Technologies, Inc. from Shareholder Advocates for Value Enhancement, also known as SAVE, regarding USA Technologies’ June 28, 2012 annual meeting.  SAVE is currently the Company’s largest shareholder.

SAVE’s proxy materials, including our GOLD voting instruction form, have just been mailed.  You will be receiving our proxy materials and GOLD voting instruction form in the next several days.  Please be on the lookout for this important package.

As you may know, USAT’s stock is down over 40% in the past year, from $2.50 on May 26, 2011 to $1.40 on May 25, 2012.  SAVE has a business plan to improve the Company’s operations which we believe will build value for shareholders.  By voting the GOLD voting instruction form, you can support SAVE’s 7 new directors.

SAVE asks that you not vote the white voting instruction form, even as a protest vote against current management.  Once you receive and review our proxy materials, please vote the GOLD voting instruction form.

If you have already voted a white voting instruction form, you have every right to change your vote by returning a later dated GOLD voting instruction form by mail or by voting your shares by Internet or telephone using the 12-digit control number that appears on your GOLD voting instruction form.

SAVE appreciates the support of USA Technologies shareholders and looks forward to communicating with you further in the coming weeks.